Exhibit 99.1
IDT Corporation
Third Quarter Fiscal 2011 - Management’s Answers to Investor Questions
June 21, 2011

     IDT Corporation

Third Quarter Fiscal 2011 Results - Questions and Answers

Within its 3Q11 earnings release and during management’s discussion of results for the quarter, IDT Corporation (NYSE: IDT) offered to respond in writing to questions from investors and other interested persons.

We asked questioners to e-mail questions to invest@idt.net  by the close of business on Friday, June 17, 2011.  We said that, in those instances where we could provide a constructive answer, we would post the questions received along with the name of the questioner and the questioner’s business affiliation – if any – and our answers on IDT Corporation’s website.  This document was prepared and posted on the IDT website to fulfill that commitment.  It is also being filed with the SEC in a Form 8-K.

Thank you for your continued interest in IDT Corporation.

In this document, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.  These factors include, but are not limited to, the following: potential declines in prices for our products and services; our ability to maintain and grow our calling card business, our wholesale telecommunication businesses and our retail energy business; availability of termination capacity to particular destinations; our ability to maintain carrier agreements with foreign carriers; our ability to obtain telecommunications products or services required for our products and services; the business and regulatory evolution of and competition and unfair business practices in, the energy services business in New York State, New Jersey and Pennsylvania; the regulatory, legal and political factors relating to our Genie Oil and Gas segment;  financial stability of our major customers; our ability to maintain our income and improve our cash flow; impact of government regulation; effectiveness of our marketing and distribution efforts; our ability to operate our telecommunications network; our ability to maintain our key members of our management team; our ability to use and develop our technology without infringing the rights of third parties; our ability to produce shale oil; and general industry and economic conditions.  We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

IDT Corporation
Third Quarter Fiscal 2011 - Management’s Answers to Investor Questions
June 21, 2011

Question from Caroline Yu, Breithorn Capital Management

1.	What do you anticipate the higher operating costs for IEI to be in future quarters?

Genie Oil and Gas’s total costs and expenses for the first nine months of fiscal 2011 totaled $7.9 million, of which $5.8 million was research and development expense, compared to total costs and expenses of $4.6 million for the first nine months of fiscal 2010 including $3.7 million in research and development expense.  Nearly all of these costs are attributable to IEI, as we account for AMSO using the equity method.

We anticipate that IEI’s costs will increase significantly in fiscal 2012 once IEI completes permitting of its pilot and begins construction of its pilot test facilities.

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